Exhibit 99.1

BRANDPARTNERS SIGNS $4.6 MILLION OF NEW CONTRACTS AND $900,000 OF LETTERS OF INTENT

February 3, 2010 - ROCHESTER, N.H.–(BUSINESS WIRE)–BrandPartners Group, Inc. (OTC BB: BPTR), a provider of integrated retail environmental services to the financial services and franchise industries, announced today that its wholly owned subsidiary BrandPartners Retail Inc (BrandPartners) has signed new contracts totaling $4.6 million and $900,000 of letters of intent in the month of January.  Under the new contracts BrandPartners will provide a broad range of design and construction, merchandising, furniture, environmental graphics, retail communications, and merchandising product for its financial services customers.

“We believe that our strong January contracts and letters of intent as well as other recent activity demonstrate that our core client base is getting back to business and focusing on driving revenues in their branches.  Furthermore, we have moved to diversify our revenues with the launch of our Store in a Box subsidiary, which targets franchise companies as well as with our newest service offerings, energy audits and implementations.  We believe that these new initiatives position the company to prosper in two areas that are growth industries for the foreseeable future,” commented James Brooks, CEO of BrandPartners.

About BrandPartners

BrandPartners Group, Inc. (OTC Bulletin Board: BPTR), through its wholly owned subsidiaries BrandPartners Retail, Inc., Build Partners, Inc. and Store in a Box, Inc. provide an integrated approach to customer environments through brand translation, business strategy, design/build services, retail displays and in-branch communications products and services, from concept and design through implementation and training. BrandPartners installations are in more than 2,000 companies at more than 35,000 retail locations. The company serves its clients from its Rochester, New Hampshire home office and regional U.S. offices.

Cautionary Language

Statements in this news release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registrations statements filed with the Securities and Exchange Commission.